Exhibit 10.4


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made as of February 1, 2005, by and among Next Phase Wireless, Inc., a Nevada corporation (the "Company"), and Stephen Young (the "Executive"), each a "Party" and collectively the "Parties." Unless otherwise indicated, capitalized terms are defined in
Section 2.1.

         WHEREAS, the Parties hereto desire to enter into an employment agreement regarding the Company employing the Executive in a managerial role.

         NOW, THEREFORE, the Parties hereto agree as follows:

                                   ARTICLE I
                                EMPLOYMENT TERMS

          1.1 EMPLOYMENT. The Company will employ the Executive, and the Executive accepts employment with the Company upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof, (the "Effective Date") and ending as provided in Section l.4(a) hereof (the "Employment Period").

          1.2  POSITION AND DUTIES.

          (a) GENERALLY. During the Employment Period, (i) the Executive will be an Executive of the Company and will serve as Director and Chairman of The Board, and (ii) in his capacity as Chairman of The Board, the Executive shall render such management and executive and managerial services to the Company and its Subsidiaries as are commensurate with the customary duties, responsibilities and authority of his office, subject to the power of the Board of Directors of the Company (the "Board") The Executive shall also serve as a member of the Board during the Employment Period.

          (b) DUTIES AND RESPONSIBILITIES. The Executive will report to the Board of Directors of the Company and will devote his best efforts and such (reasonable and necessary) (full) business time and attention to the business and affairs of the Company and its Subsidiaries, except for permitted vacations and reasonable periods of illness or injury. The Executive will perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner. The Executive shall not engage in any other business activities that could reasonably be expected to conflict with the Executive's duties, responsibilities and obligations hereunder. Except in connection with professional, charitable or civic endeavors, the Executive will not serve as a member of the board of directors of any Person without the prior approval of the Board, which shall not be unreasonably withheld. The Executive may engage in any of the following business activities while employed by the Company: (i) investing his personal assets in businesses which do not compete with the Company in such form or manner as will not require any services on the part of Executive in the operation or the affairs of the companies in which such investments are made and in which his participation is solely that of an investor, (ii) purchasing securities in any entity whose securities are regularly traded provided that such purchase shall not result in his collectively owning beneficially at any time five percent or more of the equity securities of any entity engaged in a business competitive to that of the Company, and (iii) participating in conferences or preparing or publishing papers or books so long as the Board of Directors approves of such activities


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prior to  Executive's  engaging in them.  The senior  executive  position of the
Company shall be a full three (3) year term of this Agreement. During the Employment Period, the Executive shall bring to the Company all investment or business opportunities relating to the activities described in Section 1.8(a) of which the Executive becomes aware and which the Executive believes are, or may be, within the scope and investment objectives related to the business of the Company or any of its Subsidiaries, which would or may be beneficial to the business of the Company or any of its Subsidiaries, or are otherwise competitive with the business of the Company or any of its Subsidiaries.

          1.3        COMPENSATION.


          (a) BASE SALARY. During the Employment Period, the Executive's base salary shall be $120,000 per annum (the "Base Salary"), payable as follows: (i) from February 1, 2005 through February 1, 2006 $10,000 per month in cash or S8 common stock of the Company valued at the three day trading average per share . The Board shall review the Executive's performance at least once each year during the Employment Period, and determine, in the Board's sole discretion, whether to grant any increase in the rate of the Executive's Base Salary for future years during the Employment Period. Payment from February 1, 2006 to the end of the Employee contract shall be in cash or stock at the Employees option.

          (b) BONUS. The Executive shall be eligible to receive additional stock bonuses under the Management Retention and Incentive Plan ("Plan") to be established by the Board of Directors on or before March 31, 2005. It is the intent of the parties that Executive's stock ownership in the Company shall be no less than the stock ownership of any other senior executive of the Company at the end of the full three (3) year term of this Agreement. All Company stock issued Executive hereunder or pursuant to the Plan shall contain anti-dilution protection in the event of a corporate reorganization or issuance of stock for less than fair value. Executive shall be eligible to receive additional bonuses in cash and/or stock as determined from time to time by the Board of Directors of the Company.

          (c) EXPENSES. The company shall pay a $500.00 dollar per month car allowance. The Company will reimburse the Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect at that time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses; provided, however, any expense in excess of $500 shall be pre-approved by a board member other than the Executive.

          (d) VACATION. The Executive shall be entitled to paid vacation in each calendar year pursuant to Company policy for similarly situated active executive Executives of the Company, which if not taken during any year may not be carried forward to any subsequent year.

          (e) ADDITIONAL BENEFITS. During the Employment Period, the Executive shall be entitled to participate in any group medical, 401(k) and other Executive benefit plans and perquisites adopted by the Board for participation by the Executive subject to the terms and conditions of such plans (collectively "Benefits") which participation shall be in accordance with the terms of such plans and on the same terms and conditions as other similarly situated active executive Executives of the Company. The Company shall have the right to

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purchase in the  Executive's  name a "key man" life insurance  policy naming the
Company or any of its Subsidiaries as the sole beneficiary thereunder.

          (f) WITHHOLDING. All payments made to or on behalf of the Executive and the terms of this Agreement shall be subject to all withholding required or permitted by law and such other withholding as may be agreed to by the Executive.

          (g) SHARE RESTRICTIONS. Some Shares to be issued hereunder have not been registered under the Act or under any state securities law. Employee understands that these Shares will be characterized as "restricted" securities under federal securities laws and that under such laws and applicable regulations such Shares may not be resold without registration except in certain limited circumstances. Employee agrees that he will not sell all or any portion of the Shares except pursuant to registration under the Act or pursuant to an available exemption from registration under the Act. Employee understands and acknowledges that all certificates representing the Shares shall bear the following legend or a legend of similar import and the Company shall refuse to transfer the Shares except in accordance with such restrictions:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER CERTAIN STATE SECURITIES LAWS. NO SALE OR TRANSTER OF THESE SHARES MAY BE MADE IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (B) AN OPINION OF COUNSEL ACCEPTABLE TO COMPANY THAT REGISTRATION UNDER THE ACT OR UNDER APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED SALE OR TRANSFER."

          1.4  TERM AND TERMINATION.

          (a) DURATION. The Employment Period shall commence on the Effective Date of this Agreement and shall continue until the first to occur of (i) termination of the Executive's employment by the Company for Cause, (ii) termination of the Executive's employment by the Company without Cause, (iii) the Executive's resignation with Good Reason, (iv) the Executive's resignation other than for Good Reason, (v) the Executive's death or Disability, or (vi) the third anniversary of the Effective Date (the "Expiration"). Notwithstanding the above, the parties agree to review this Agreement on each one (1) year anniversary to determine if each party wishes to continue the relationship and if so, if the salary and benefits are adequate for Executive based on his duties and responsibilities.

          (b) SEVERANCE UPON TERMINATION WITHOUT CAUSE OR UPON RESIGNATION BY THE EXECUTIVE FOR GOOD REASON. If the Employment Period is terminated by the Company without Cause or the Executive resigns for Good Reason, the Executive will be entitled to receive (i) an amount equal to twelve (12) months of his Base Salary paid at such normal payroll intervals during the Severance Period as otherwise applicable to active employees of the Company, and (ii) Benefits under the Company's insurance and other employee benefit plans to the extent eligible. The Executive shall also be entitled to receive all reimbursable expenses, benefits or other entitlements then due and owing to the Executive as of the Termination Date. The Company will be obligated to make such severance payments and provide such Benefits only if the Executive has not breached, and only for


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so long as the Executive does not breach,  his  obligations  under SECTIONS 1.5,
1.6, 1.7, OR 1.8 of this Agreement and executes and delivers to the Company a mutual release acceptable to both parties at the time of Termination.

          (c) SALARY AND OTHER PAYMENTS THROUGH TERMINATION. If the Executive's employment with the Company is terminated before the Expiration (i) by the Company for Cause, (ii) by the Executive other than for Good Reason, or (iii) by reason of the Executive's death or Disability, the Executive will be entitled to receive his Base Salary through the Termination Date and will not be entitled to receive any severance payments or Benefits after termination other than, in the case of termination under clause (iii) above, Benefits under the Company's insurance and other employee benefit plans to the extent eligible. The Executive shall also be entitled to receive all reimbursable expenses, benefits or other entitlements then due and owing to the Executive as of the Termination Date.

          (d) OTHER RIGHTS. Except as set forth in SECTION 1.4(b), all of the Executive's rights to benefits, Base Salary, and Bonuses hereunder (if any) which accrue or become payable after the termination of the Employment Period shall cease upon such termination. The Company and its Subsidiaries may offset any amounts the Executive owes any of them against any amounts the Company owes the Executive hereunder; provided that such offset shall occur only upon the Executive's termination of employment with the Company.

          1.5  CONFIDENTIAL INFORMATION.

          (a) The Executive shall not disclose or use at any time, either during his employment with the Company or thereafter (excluding trade secrets of the Company and its Subsidiaries which may not be disclosed or used at any time), any Confidential Information (as defined below) of which the Executive is or becomes aware, whether or not such information is developed by him, except to the extent that (i) such disclosure or use is directly related to and required by the Executive's performance of the duties assigned to the Executive, (ii) the Executive is required by subpoena or similar process to disclose or discuss any Confidential Information, provided, that in such case, the Executive shall promptly inform the Company of such event, shall cooperate with the Company and its Subsidiaries in attempting to obtain a protective order or to otherwise restrict such disclosure or (iii) such Confidential Information becomes generally known to and available for use by the public, other than as a result of any action or inaction by the Executive, and at the Company's expense, the Executive shall take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. The Executive acknowledges that the Confidential Information obtained by him during the course of his employment with the Company is the property of the Company and its Subsidiaries.

          (b) The Executive understands that the Company and its Subsidiaries will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the part of the Company and its Subsidiaries to maintain the confidentiality of such information and to use it only for certain limited purposes. During the Employment Period and thereafter, and without in any way limiting the provisions of SECTION 1.5(a) above, the Executive will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel of the Company or its Subsidiaries who need to know such information in connection with their work for the Company and its Subsidiaries) or use, except in connection with his work for the Company or its Subsidiaries, Third Party Information unless expressly authorized by a member of the Board in writing.

          (c) During the Employment Period, the Executive shall not use or disclose any confidential information or trade secrets, if any, of any former employers or any other person to whom the Executive has an obligation of confidentiality, and shall not bring onto the premises of the Company or its Subsidiaries any unpublished documents or any property belonging to any former employer or any other person to whom the Executive has an obligation of confidentiality unless consented to in writing by the former employer or person. The Executive shall use in the performance of his duties only information that is (i) generally known and used by persons with training and experience comparable to the Executive's and that is (x) common knowledge in the industry or (y) is otherwise legally in the public domain, (ii) otherwise provided or developed by the Company or its Subsidiaries or (iii) in the case of materials, property or information belonging to any former employer or other person to whom the Executive has an obligation of confidentiality, approved for such use in writing by such former employer or person.

          (d) As used in this Agreement the term "Confidential Information" means information that is not generally known to the public and that is used, developed or obtained by the Company or any of its Subsidiaries in connection with its business, including but not limited to (i) business development, growth and other strategic business plans, (ii) properties available for acquisition, financing, development or sale, (iii) accounting and business methods, (iv) services or products and the marketing of such services and products, (v) fees, costs and pricing structures, (vi) the status of or any information regarding the Company or any of its Subsidiaries' relationship with any governmental or regulatory bodies (vii) inventions, devices, new developments, methods, analysis and processes, whether patentable or unpatentable and whether or not reduced to practice, (viii) drawings, photographs and reports, (ix) computer software, including operating systems, applications and program listings, (x) manuals, customer contracts, personnel data and documentation, (xi) data bases, (xii) copyrightable works, (xiii) all technology and trade secrets, (xvi) confidential terms of any supplier or customer relationships, and (xv) all similar and related information in whatever form. Confidential Information shall not include any information that has become generally available to the public prior to the date the Executive proposes to disclose or use such information or general know-how of the Executive.

          1.6 INTELLECTUAL PROPERTY. In the event that the Executive as part of his activities on behalf of the Company or any of its Subsidiaries generates, authors or contributes to any trade name, trade mark, trade secret, invention, design, new development, device, product, method or process (whether or not patentable or reduced to practice or comprising Confidential Information), any copyrightable work (whether or not comprising Confidential Information) or any Confidential Information relating directly or indirectly to the business of the Company or any of its Subsidiaries as now or hereinafter conducted (collectively, "Intellectual Property"), the Executive acknowledges that such Intellectual Property is the exclusive property of the Company and its Subsidiaries and hereby assigns all right, title and interest in and to such Intellectual Property to the Company and its Subsidiaries. Any copyrightable work prepared in whole or in part by the Executive will be deemed "a work made for hire" under Section 201(b) of the 1976 Copyright Act, and the Company and its Subsidiaries shall own all of the rights comprised in the copyright therein. The Executive shall promptly and fully disclose all Intellectual Property to the Company and shall cooperate with the Company and its Subsidiaries to protect the

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Company's  and its  Subsidiaries'  interests in and rights to such  Intellectual
Property (including, without limitation, providing reasonable assistance in securing patent protection and copyright registrations and executing all documents as reasonably requested by the Company, whether such requests occur prior to or after termination of the Executive's employment with the Company).

          1.7 DELIVERY OF MATERIALS UPON TERMINATION OF EMPLOYMENT. As requested by the Company from time to time and upon the termination of the Executive's employment with the Company for any reason, the Executive shall promptly deliver to the Company all copies and embodiments, in whatever form, of all Confidential Information and Intellectual Property in the Executive's possession or within his control (including, but not limited to, written records, notes, photographs, manuals, notebooks, documentation, program listings, flow charts, magnetic media, disks, diskettes, tapes and all other materials containing any Confidential Information or Intellectual Property) irrespective of the location or form of such material and, if requested by the Company, shall provide the Company with written confirmation that all such materials have been delivered to the Company.

          1.8  NON-COMPETE. NON-SOLICITATION.

          (a) The Executive acknowledges and agrees with the Company and its Subsidiaries that the Executive's services to the Company and its Subsidiaries are unique in nature and that the Company and its Subsidiaries would be irreparably damaged if the Executive were to provide similar services to any Person competing with the Company or its Subsidiaries or engaged in a similar business. The Executive further acknowledges that in the course of his employment with the Company he will become familiar with the Company's and its Subsidiaries' trade secrets and with other Confidential Information. During the Noncompete Period, he shall not, directly or indirectly, either for himself or for any other Person, permit his name to be used by or participate in any business or enterprise (including, without limitation, any division, group or franchise of a larger organization) that engages or proposes to engage (i) in the Business within the United States (collectively, the "Restricted Territory") or (ii) in a business identical to or similar to any business which is engaged in by the Company or any of its Subsidiaries or affiliates in the Restricted Territory prior to the Executive's termination. The Executive acknowledges and agrees that the term of the Noncompete Period and that the geographical limits of the Restricted Territory are reasonable. For purposes of this Agreement, the term "participate in" shall include, without limitation, having any direct or indirect interest in any Person, whether as a sole proprietor, owner, stockholder, partner, member, joint venturer, creditor or otherwise, or rendering any direct or indirect service or assistance to any Person (whether as a director, officer, supervisor, Executive, agent, consultant or otherwise). Nothing herein will prohibit the Executive from mere passive ownership of less than two (2) percent of the outstanding stock of any class of a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market. As used herein, the phrase "mere passive ownership" shall include voting or otherwise granting any consents or approvals required to be obtained from such Person as an owner of stock or other ownership interests in any entity pursuant to the charter or other organizational documents of such entity, but shall not include, without limitation, any involvement in the day-to-day operations of such entity. In addition, nothing herein will prohibit the Executive from participating in any business or enterprise having a subsidiary which engages in the Business, so long as the Executive does not provide services to, act as an officer or director of or otherwise participate in the management or operations of such subsidiary.

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          (b)  During  the  Nonsolicitation   Period,  the  Executive  will  not
directly or indirectly through another Person induce or attempt to induce any customer, supplier, licensee, or other business relation of the Company or any of its Subsidiaries to cease doing business with the Company or any of its Subsidiaries, or induce or attempt to induce any Executive of the Company or any of its Subsidiaries to terminate such Executive's employment with the Company or any of its Subsidiaries, or in any way interfere with the relationship between any such customer, supplier, licensee, Executive or business relation and the Company or any of its Subsidiaries, including, without limitation, knowingly making any negative statements or communications concerning the Company or any of its Subsidiaries.

          1.9  ENFORCEMENT.  If, at the time of enforcement of SECTION 1.5, 1.6,
1.7 or 1.8, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the Parties agree that, to the extent permitted by applicable law, the maximum period, scope or geographical area reasonable under such circumstances will be substituted for the Noncompete Period, scope or area. Because the Executive's services are unique and because the Executive has access to Confidential Information and Intellectual Property, the Parties agree that money damages would be an inadequate remedy for any breach of SECTION 1.5, 1.6, 1.7 or 1.8. Therefore, in the event a breach or threatened breach of SECTION 1.5, 1.6, 1.7 or 1.8, the Company or any of its Subsidiaries or any of their respective successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). The Parties hereby agree that the Noncompete Period defined in this Agreement shall be extended on a day-for-day basis for each day during which the Executive is in violation of the Section 1.8, so that the Executive will be restricted from engaging in the activities prohibited in Section 1.8 for the full Noncompete Period. The Parties hereby acknowledge and agree that (a) performance of the services of the Executive hereunder may occur in jurisdictions other than the jurisdiction whose law the Parties have agreed shall govern the construction, validity and interpretation of this Agreement, (b) the law of California shall govern construction, validity and interpretation of this Agreement to the fullest extent possible, and (c)
SECTION 1.5, 1.6, 1.7 and 1.8 shall restrict the Executive only to the extent permitted by applicable law.

          1.10 SURVIVAL. SECTIONS 1.5, 1.6, 1.7 or 1.8 (and any defined terms related thereto) will survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period.

          1.11 RELOCATION. Executive and the Company acknowledge (a) that the Executive lives in Big Bear California and will not re-locate to Orange County. This will require travel time and mileage to the Anaheim office and shall be considered an expense.

          1.12 LEGAL FEES. The Company shall either reimburse Executive for or directly pay Executive's legal fees in connection with the negotiation of this Agreement, up to a maximum of $1,000.

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                                   ARTICLE II
                                  DEFINED TERMS

          2.1 DEFINITIONS. For purposes of this Agreement, the following terms will have the following meanings:

               "AFFILIATES" means a person that directly controls, or is controlled by, or is under common control with or by the Company or any of its Subsidiaries.

               "BUSINESS" means the business of providing any products or services for wireless broadband connectivity for small and medium sized businesses (400 employees or less) in the United States.

               "CAUSE" means (a) theft, misappropriation or embezzlement of the Company's or any Subsidiary's assets or business opportunities, (b) the commission of a felony or other crime involving moral turpitude or the commission of any other act or omission involving dishonesty or fraud with respect to the Company or any of its Subsidiaries or any of their customers or suppliers, (c) reporting to work under the influence of alcohol or illegal drugs, the use of illegal drugs (whether or not at the workplace) or other repeated conduct causing the Company or any of its Subsidiaries substantial public disgrace, substantial disrepute or material economic harm, (d) substantial and repeated failure to perform duties as reasonably directed by the Board which is not cured to their reasonable satisfaction within 30 days after written notice thereof to the Executive and opportunity to meet with and discuss the grounds for termination with the Board and any persons named in the notice,
(e) knowingly aiding or abetting a competitor, supplier or customer of the Company or any of its Subsidiaries to the material disadvantage or material detriment of the Company and its Subsidiaries, (f) gross negligence, willful misconduct or material breach of fiduciary duty with respect to the Company or any of its Subsidiaries, or (g) any material breach of this Agreement which is not cured to the Board's reasonable satisfaction within 30 days after written notice thereof to the Executive during which time Executive shall be given the opportunity to meet with and discuss the grounds for termination with the Board and any persons named in the notice.

               "CHANGE OF CONTROL" means the occurrence, without the Executive's written consent of one or more of the following events: (i) sale of greater than 50% of the Company's assets, (ii) merger or reorganization with another entity wherein the Company will not be the surviving or controlling entity; (iii) issuance or aggregation of voting common shares of the Company in an amount equal to or greater than 50 % of the issued and outstanding voting common shares of the Company as of the date of this Agreement in an outside individual or entity, or (iv) change in the majority of the existing members of the Board of Directors as of the date of this Agreement.

               "DISABILITY" means the reasonable, good faith determination by an independent physician selected in good faith by the Board and the Executive that, due to a mental or physical impairment or disability, the Executive has been incapable or unable, even with reasonable accommodations, to fully perform the material duties performed by the Executive for the Company or its Subsidiaries immediately prior to such disability for a period of at least ninety (90) consecutive days.

               "GOOD REASON" means the occurrence, without the Executive's written consent, of one or more of the following events: (i) the Company materially reduces the amount of the Base Salary, (ii) the Company adversely changes the Executive's titles or reduces his responsibilities inconsistent with the positions he holds, (iii) except as set forth herein, relocation of the Company's principal place of business out side of Southern California, (iv) the requirement that Executive spend at least two (2) weeks per month for at least three (3) consecutive months at a location more than two (2) hours flight time from the Company's principal place of business, or a change of control of the Company as herein defined; provided that no such event shall constitute Good Reason hereunder unless (a) the Executive shall have given written notice to the Company of the Executive's intent to resign for Good Reason within 15 days after the occurrence of any such event or occurrence and (b) such event or occurrence shall not have been resolved to the Executive's reasonable satisfaction within 15 days of the Company's receipt of such notice.

               "NONCOMPETE PERIOD" means the Executive's Employment Period and one (1) year from the termination of the Executive's employment from the Company for any reason.

               "NONSOLICITATION PERIOD" means the Executive's Employment Period and one (1) year from the termination of the Executive's employment from the Company for any reason.

               "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or the United States of America any other nation, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

               "SEVERANCE PERIOD" means, in the event that the Executive's employment with the Company is terminated by the Company without Cause or by the Executive with Good Reason, the period of time starting on the Termination Date and ending twelve (12) months from such date.

               "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which
(a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity. For purposes hereof, references to a "Subsidiary" of any Person shall be given effect only at such times that such Person has one or more Subsidiaries.

               "TERMINATION DATE" means the date of the Executive's termination of employment with the Company.

          2.2  OTHER DEFINITIONAL PROVISIONS.

          (a) For purposes of this Agreement, employment by the Company means employment by the Company or any of its Subsidiaries.

          (b) Section references contained in this Agreement are references to sections in this Agreement, unless otherwise specified. Each defined term used in this Agreement has a comparable meaning when used in its plural or singular form. Each gender-specific term used in this Agreement has a comparable meaning whether used in a masculine, feminine or gender-neutral form.

          (c) Whenever the term "including" (whether or not that term is followed by the phrase "but not limited to" or "without limitation" or words of similar effect) is used in this Agreement in connection with a listing of items within a particular classification, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or an exclusive listing of, the items within that classification.


                                  ARTICLE III
                               MISCELLANEOUS TERMS

          3.1  DISPUTE RESOLUTION.

          (a) Except with respect to disputes and claims under SECTIONS 1.4, 1.5, 1.6 and 1.8 hereof (which the parties hereto may pursue in any Court of competent jurisdiction and which may be pursued in any Court of competent jurisdiction as specified below), each party hereto agrees that any dispute relating to or arising out of the provisions of this Agreement shall be decided by arbitration in the state of California in accordance with the Expedited Arbitration Rules of the American Arbitration Association then obtaining, unless the Parties mutually agree otherwise in a writing signed by both Parties. The undertaking to arbitrate shall be specifically enforceable. The decision rendered by the arbitrator will be final and judgment may be entered upon it in accordance with appropriate law in any court having jurisdiction thereof. Each Party shall pay its own costs and expenses for any such arbitration proceeding and shall share equally the costs for the arbitration proceeding itself such as the arbitrator's fee and conference room rental fees.

          3.2 NOTICES. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated:

                  To the Company or the Board:
                  ---------------------------

                  NextPhase Wireless, Inc.
                  300 S. Harbor Blvd., Suite 500
                  Anaheim, California 92805
                  Telephone: (714) 765-0010
                  Facsimile: (714) 765-0015
                  Attention:   Board of Directors

                  With a copy (which will not constitute notice to the Company or the Board) to:
                  --------------------------------------------------------------

                  Paul G. Goss, P.C.
                  1775 Sherman Street, Suite 2550
                  Denver, Colorado 80203-4322
                  Telephone: (720) 981-2954
                  Facsimile: (720) 981-2955
                  Attention: Paul G. Goss

                  To the Executive:
                  ----------------

                  Stephen Young

                  ------------------
                  Telephone:
                  Facsimile:

or such other address or to the attention of such other person as the recipient party will have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

          3.3 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          3.4 COMPLETE AGREEMENT. This Agreement embodies the complete agreement and understanding among the Parties with regard to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the Parties, written or oral, which may have related to the subject matter hereof in any way. Notwithstanding the above, this Agreement shall not supercede any agreements, including any noncompete agreements, entered into by former owners of the Company with respect to the acquisition of the Company.

          3.5  COUNTERPARTS.   This   Agreement  may  be  executed  in  separate
counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

          3.6 SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by the Company, the Executive, and their respective heirs, successors and assigns; provided, however, neither Party may assign its respective rights or delegate its obligations hereunder without the prior written consent of the other Party. Notwithstanding the foregoing, the Company may assign the Agreement to any entity acquiring all or substantially all of the assets or the business of the Company.

          3.7 CHOICE OF LAW. All questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the domestic laws of California without giving effect to any choice of law or conflict of law provision or rule (whether of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than California.

          3.8 REMEDIES. Subject to the provisions of SECTION 3.1 each Party will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. Nothing herein shall prohibit any arbitrator or judicial authority from awarding attorney's fees or costs to a prevailing party in any arbitration or other proceeding to the extent that such arbitrator or authority may lawfully do so. The Parties agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that, notwithstanding the provisions of Section 3.1, any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

          3.9 AMENDMENT AND WAIVER. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and the Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement will affect the validity, binding effect or enforceability of this Agreement.

          3.10 THIRD PARTY BENEFICIARIES. This Agreement will not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns.

          3.11 EXECUTIVE'S REPRESENTATIONS. The Executive hereby represents and warrants to the Company that (a) the execution, delivery and performance of this Agreement by the Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which the Executive is a party or by which he is bound, (b) the Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other Person and (c) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of the Executive, enforceable in accordance with its terms.











               IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first written above.




                                         NEXTPHASE WIRELESS, INC.


                                         By:
                                             ----------------------
                                             Name:
                                             Title:

                                             ----------------------
                                             EXECUTIVE